Registration Statement Consists of 14 pages.
                    The Exhibit Index appears on page 9.

                                                                 File No. 333-

        As filed with the Securities and Exchange Commission on January 22, 1997

                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.   20549
                        ________________________

                                FORM  S-8
                         REGISTRATION STATEMENT
                                   Under
                       THE SECURITIES ACT OF 1933
                        ________________________

                  AFFILIATED COMMUNITY BANCORP, INC.
         (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                               04-3277217
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                   Identification No.)

                716 MAIN STREET, WALTHAM, MASSACHUSETTS 02254
                   (Address of Principal Executive Offices)

                      AFFILIATED COMMUNITY BANCORP, INC.
                     1995 STOCK OPTION PLAN ("1995 Plan")

                      MAIN STREET COMMUNITY BANCORP, INC.
                     1993 STOCK OPTION PLAN ("1993 Plan")

                            LEXINGTON SAVINGS BANK
                     1994 STOCK OPTION PLAN ("1994 Plan")

                            LEXINGTON SAVINGS BANK
        1986 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN ("1986 Plan")
                          (Full titles of the plans)

                                JOHN G. FALLON
               Executive Vice President and Chief Financial Officer
                        Affiliated Community Bancorp, Inc.
                                  716 Main Street
                           Waltham, Massachusetts 02254
                     (Name and address of agent for services)
                                  (617)  894-6810
                     (Telephone number, including area code,
                                of agent for service)
                                    copy to:

                            MICHAEL L. ANDRESINO, ESQ
                       Posternak, Blankstein & Lund, L.L.P.
                             100 Charles River Plaza
                              Boston, MA 02114-2723
                                 (617) 973-6100


                           Calculation of Registration Fee
                                   Proposed        Proposed
                                   Maximum         Maximum
Title of                           Offering        Aggregate       Amount of
Securities to  Amount to be        Price           Offering        Registration
be Registered  Registered (1)      Per Share       Price           Fee

1995 Plan
Common Stock,
$0.01
par value      425,720 shares      $23.190  (2)    $ 9,872,447     $2,991.65

1993 Plan
Common Stock,
$0.01
par value      126,000 shares      $15.375  (3)    $ 1,937,250     $  587.05

1994 Plan
Common Stock,
$0.01
par value       86,000 shares      $16.625  (3)    $ 1,429,750     $  433.26

1986 Plan
Common Stock,
$0.01
par value      107,200 shares      $15.750  (3)    $ 1,688,400     $  511.64

Total          744,920 shares         N/A          $14,927,847     $4,523.60 (4)


(1)	    Plus such additional number of shares as may be required pursuant to the option plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2)	    This estimate is made pursuant to Rule 457(c) and (h) under the
        Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of determining the registration fee and is based upon the market value of outstanding shares of the Company's common stock on January 15, 1997, utilizing the average of the high and low sale prices reported on the NASDAQ National Market System for that date.

(3)	    This estimate is made pursuant to Rule 457(h) under the Securities Act solely for the purposes of determining the registration fee and is based upon the maximum price at which any outstanding options under such plan may be exercised.

(4)     Total fee paid based on sum of separate fee calculations.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	 Incorporation of Certain Documents by Reference.

        Affiliated Community Bancorp, Inc. (the "Company") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission:

        a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

        b) The Company's Quarterly Reports on Form 10-Q for the quarters ending March 31, 1996, June 30, 1996, and September 30, 1996, respectively; and

        c) The description of the Company's Common Stock, $0.01 par value, contained in the Company's registration statement on Form 8-A (File No. 0-27014) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In addition, all documents subsequently filed with the Securities and Exchange Commission by the Company pursuant to sections 13 (a) and 13 (c),
Section 14 and Section 15 (d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.	 Description of Securities.

        Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

        The validity of the shares to be offered hereby will be passed upon for the Company by Posternak, Blankstein & Lund, L.L.P., Boston, Massachusetts.

        The consolidated financial statements of the Company incorporated by reference herein from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 have been incorporated by reference in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Main Street Community Bancorp, Inc. and The Federal Savings Bank incorporated by reference herein from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 have been incorporated by reference in reliance on the report of KPMG Peat Marwick LLP, independent public accountants, given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Lexington Savings Bank incorporated by reference herein from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 have been incorporated by reference in reliance on the report of Wolf & Company, P.C., independent public accountants, given on the authority of such firm as experts in accounting and auditing.

Item 6.	 Indemnification of Directors and Officers.

        Section 67 of the Business Corporation Law of the Commonwealth of Massachusetts provides that indemnification of directors, officers, employees or other agents may be provided by a corporation. Section 13 (b) (1-1/2) of the Business Corporation Law of the Commonwealth of Massachusetts provides that the Articles of Organization may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        Article V of the Company's By-laws provides that the directors and officers of the Company and its subsidiaries shall generally be indemnified by the Company (including advancement of expenses) to the fullest extent authorized by Massachusetts law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. In addition, Article VI of the Company's Restated Articles of Organization provides that the directors of the Company will not be personally liable to the Company or its stockholders for monetary damages for certain breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions, approved certain loans to insiders or derived an improper benefit from their action as directors.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Securities and Exchange Commission has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	 Exemption from Registration Claimed.

        Not applicable.

Item 8.	 Exhibits.

        The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement (see "Exhibit Index" for location).

Exhibit
  3.1    Restated Articles of Organization.
  5.1 Opinion of Posternak, Blankstein & Lund, L.L.P. as to the legality of the securities being registered.
 10.1    Affiliated Community Bancorp, Inc. 1995 Stock Option Plan.
 23.1    Consent of Counsel.
 23.2    Consent of Arthur Andersen LLP.
 23.3    Consent of KPMG Peat Marwick LLP.
 23.4    Consent of Wolf & Company, P.C.
 24.1    Powers of Attorney.

Item 9.	 Undertakings.

        	a)   	The undersigned registrant hereby undertakes:

          		(1)	  To file, during any period in which offers or sales are
         being made, a post-effective amendment to this registration statement:

                  (i)     To include any prospectus required by Section 10(a)
            (3) of the Securities Act;

               		(ii)	    To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement
            (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
            notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered)
            and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus
            filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum
            aggregate offering price set forth in the "Calculation of
            Registration Fee" table in the registration statement; and

               		(iii) To include any material information with respect to the distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a) (l) (i) and (a) (1) (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          		(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          		(3) 	To remove from registration by means of a post-effective
        amendment any of the securities being registered which remain unsold at the termination of the offering.

      	b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 16th day of January, 1997.

                                        AFFILIATED COMMUNITY BANCORP, INC.


                                        By:/s/ Timothy J. Hansberry
                                           Timothy J. Hansberry, President and
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

     Each person whose signature appears below constitutes and appoints
Timothy J. Hansberry, John G. Fallon, and Quentin J. Greeley, Esq., and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.



        Signature                     Title                          Date


/s/Jack E. Chappell             Chairman and Director         January 16, 1997
Jack E. Chappell




/s/ Timothy J. Hansberry        President, Chief              January 16, 1997
Timothy J. Hansberry 		         Executive Officer
                                and Director  (Principal
                                Executive Officer)


/s/ John G. Fallon              Executive Vice President      January 16, 1997
John G. Fallon 			              and Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)





/s/ Fred C. Bailey              Director                      January 16, 1997
Fred C. Bailey



/s/ Kendrick G. Bushnell        Director                      January 16, 1997
Kendrick G. Bushnell



/s/ Edward S. Heald             Director                      January 16, 1997
Edward S. Heald



/s/ James E. McCobb, Jr.        Director                      January 16, 1997
James E. McCobb, Jr.


                                EXHIBIT INDEX

    Exhibit No.             Description                                    Page+
        3.1         Restated Articles of Organization*                        -

        5.1         Opinion of Posternak, Blankstein & Lund, L.L.P. as to    10
                    the legality of the securities being registered

       10.1         Affiliated Community Bancorp, Inc.                        -
                    1995 Stock Option Plan**

       23.1         Consent of Counsel (included in Exhibit 5.1 hereto)       -

       23.2         Consent of Arthur Andersen LLP                           12

       23.3         Consent of KPMG Peat Marwick LLP                         13

       23.4         Consent of Wolf & Company, P.C.                          14

       24.1         Powers of Attorney (included in Part II of this           -
                    registration statement)



___________________________

* Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

** Incorporated by reference to Exhibit 10.20 to the Company's Registra-tion Statement on Form S-4 filed on June 22, 1995 (File No. 33-93784).

+        Refers to pagination of conformed copies.